Exhibit 10.4
PENN MILLERS STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

BETWEEN
PENN MILLERS HOLDING CORPORATION
AND

(the Employee)
Date of Award:
Number of Units:

RESTRICTED STOCK UNIT AGREEMENT
AGREEMENT, made as of the  _____  day of                     , 2009, between PENN MILLERS HOLDING CORPORATION (the “Corporation”), and                      (the “Employee”).
1. Award.
(a) Grant of Restricted Stock Units. Subject to the provisions of this Agreement and pursuant to the provisions of the Penn Millers Stock Incentive Plan (the “Plan”), the Corporation hereby awards to the Employee the number of Restricted Stock Units set forth in Section 2(a) (the “Award”). The Corporation shall credit to a bookkeeping account (the “Account”) maintained by the Corporation, or a third-party on behalf of the Corporation, for the Employee’s benefit, the Restricted Stock Units, each of which shall be deemed to be the equivalent of one share of the Corporation’s common stock (the “Common Stock”), par value $0.01 per share.
(b) Plan Incorporated by Reference. The Employee acknowledges receipt of a copy of the Plan and agrees that this Award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.
2. Terms and Conditions. The Employee hereby accepts the Restricted Stock Units when issued and agrees as follows:
(a) Stage I Vesting Criteria. Except as provided in Section 2(b), the Employee shall satisfy the Stage I Vesting Criteria with respect to the Restricted Stock Units only if (i) the Employee remains in the continuous employ of the Corporation or a Subsidiary from the date hereof through                      (the “Service Requirement”) and (ii) the Corporation achieves the following Performance Goals:

Number of
Performance Goal and Level	Units Vesting

___________ (“Maximum Level”)
___________ (“Target Level”)
___________ (“Threshold Level”)
(b) Acceleration of Vesting. Notwithstanding Section 2(a) above, with respect to unvested Restricted Stock Units then held by the Employee, (i) upon the occurrence of a Change in Control, the Employee shall be deemed to have satisfied the Stage I Vesting Criteria at the Target Level; (ii) if the Employee’s employment with the Corporation or a Subsidiary terminates due to death or Disability on or after the date that the Employee (A) reaches age 55 or (B) has completed 10 years of service with the Corporation or a Subsidiary (including a predecessor of the Corporation or a Subsidiary), the Employee shall be deemed to have satisfied the Stage I Vesting Criteria on a pro-rata basis at the Target Level based on the number of full months that the Employee worked at the Corporation or a Subsidiary from the date hereof through the date of such termination of employment; and (iii) if the Employee’s employment with the Corporation or a Subsidiary terminates (other than for death, Disability, or by reason of a Termination or Dismissal for Cause) on or after the Employee reaches age 65, the Employee shall be deemed to have satisfied the Service Requirement and the Award shall be payable on a pro-rata basis based on the number of full months that the Employee worked at the Corporation or a Subsidiary from the date hereof through the date of such termination of employment if and to the extent that the Performance Goals are satisfied.
(c) Settlement of Restricted Stock Units. As soon as practicable following the date that the Committee certifies that the Employee has satisfied the Stage I Vesting Criteria with respect to all or a portion of the Restricted Stock Units, the Corporation shall transfer to the Employee one share of Common Stock for each Restricted Stock Unit, if any, that becomes vested with respect to the Stage I Vesting Criteria; provided, however, that, except with respect to Restricted Stock Units that vest through the application of Sections 2(b)(i) or (ii), in the sole discretion of the Corporation, the Committee may settle all or a portion of such vested Restricted Stock Units in cash, based on the fair market value of the shares on the settlement date.
(d) Stage II Vesting Criteria. Except as provided in Section 2(b), shares of Common Stock issued under this Award by reason of the satisfaction of the Stage I Vesting Criteria may not be sold, assigned, transferred, pledged, or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, until the earlier of (i) three years from the date the Committee certifies that the Employee has satisfied the Stage I Vesting Criteria or (ii) the date that the Employee reaches age 65. Such period is referred to herein as the “Stage II Vesting Criteria.” In the event that the Employee voluntarily terminates employment or the Corporation or a Subsidiary terminates the Employee’s employment by reason of a Termination or Dismissal for Cause before satisfaction of the Stage II Vesting Criteria, the Employee shall forfeit all such shares of Common Stock. Neither (i) shares of Common Stock sold by the Employee or withheld by the Corporation to cover applicable tax withholdings (as required by the terms of the Plan and Section 5 hereof) nor (ii) shares of Common Stock that the Employee acquires through the application of Section 2(b) shall be subject to the Stage II Vesting Criteria. Any Common Stock issued pursuant to this Award shall be endorsed with such legends as the Committee may determine in order to enforce the provisions of this Section 2(d). The Employee agrees to enter into any such other arrangements, including placing the shares in escrow, as the Committee may determine reasonably necessary to enforce the provisions of this Section 2(d).
3. Harmful Activity. Notwithstanding anything in this Agreement to the contrary, if the Employee shall engage in any “harmful activity” (as defined herein) while employed by the Corporation or a Subsidiary or during the six-month period thereafter, then (a) all amounts of cash or Common Stock received by the Employee in connection with the vesting of this Award shall inure to the benefit of the Corporation and (b) any and all Restricted Stock Units or shares of Common Stock held by the Employee pursuant to this Award that have not yet vested or become unrestricted, as applicable, shall immediately be forfeited. If any cash or Common Stock inures to the benefit of the Corporation under this Section, the Employee shall pay cash or return such shares to the Corporation within 30 days after receiving written notice from the Corporation that the Employee has engaged in a harmful activity. The determination by the Committee as to whether the Employee engaged in “harmful activity” while employed by the Corporation or a Subsidiary or during the six-month period thereafter shall be final and conclusive, unless otherwise determined by a majority of disinterested members of the Board.

A “harmful activity” shall have occurred if the Employee shall do any one or more of the following:
(a) Engage in any fraud or intentional misconduct that is a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s).
(b) Engage in activities that would constitute grounds for the Corporation or a Subsidiary to terminate the Employee’s employment by reason of a Termination or Dismissal for Cause (as defined in the Plan) or for Cause (as defined in an applicable employment agreement between the Employee and the Corporation and/or a Subsidiary), whether or not the Employee is employed at the time the Employee engages in such activities.
(c) Solicit or hire any employees of the Corporation or a Subsidiary or induce any of such employees to terminate their employment relationship with the Corporation or a Subsidiary.
(d) Solicit, induce, or attempt to solicit or induce any customer, supplier, or other entity doing business with the Corporation of a Subsidiary to cease doing business with the Corporation or a Subsidiary or, in the case of a customer, to place agribusiness insurance, as that term is commonly understood in the industry, with any competitor of the Corporation or a Subsidiary. For purposes of the foregoing provision, the term “customer” shall mean a business that the Corporation or a Subsidiary insures on the date that the Employee’s employment terminates (or has insured during the previous twelve months) and a broker who has placed business with the Corporation or a Subsidiary on the date that the Employee’s employment terminates but only with respect to those clients of the broker for which the broker has placed business with the Corporation or a Subsidiary in the 12-month period preceding the date that the Employee’s employment terminates.
(e) Directly or indirectly, own, manage, operate, render services for (as a consultant or an advisor), or accept any employment with (i) Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company, or Westfield Insurance Company, or any of their successors in interest or (ii) the agribusiness insurance business of any other insurance company whose business has, or could reasonably be expected to have, a material adverse effect on the Corporation’s or a Subsidiary’s business insurance business.
(f) Directly or indirectly, own, manage, operate, render services for (as a consultant or an adviser), or accept any employment with, within a 50-mile radius of Wilkes-Barre, Pennsylvania, any other property and casualty insurance or reinsurance line of business to the extent that such ownership, management, operating, rendering of services, or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on the Corporation’s or a Subsidiary’s business insurance business.

(g) For any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Corporation or a Subsidiary, including, without limiting the generality of the foregoing, any customer lists or other customer identifying information, the techniques, methods or systems of the Corporation’s or a Subsidiary’s operations or management, any information regarding their respective financial matters, or any other material information concerning the business of the Corporation or a Subsidiary, their manner of operation, plan, or other material data. The provisions of this subsection shall not apply to (i) information that is public knowledge other than as result of Employee’s authorized disclosure; (ii) information disseminated by the Corporation or a Subsidiary to third parties in the ordinary course of business; (iii) information lawfully received by the Employee from a third party who, based upon inquiry by the Employee, is not bound by a confidential relationship to the Corporation or a Subsidiary; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Employee.
4. Voting Rights and Dividends. Except as provided in Section 11 of the Plan, the Employee shall be entitled to receive dividends and shall have vesting rights with respect to Common Stock received upon the satisfaction of the Stage I Vesting Criteria pursuant to this Award.
5. Withholding of Tax. This Award is subject to the withholding of all applicable taxes. The Corporation may withhold, or permit the Employee to remit to the Corporation, any federal, state, or local taxes applicable to the grant, vesting, or other event giving rise to tax liability with respect to this Award. If the Employee has not remitted the full amount of applicable withholding taxes to the Corporation by the date the Corporation is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Corporation may specify to assist it in timely meeting its withholding obligations), the Corporation shall have the unilateral right to withhold Common Stock relating to this Award in the amount it determines is sufficient to satisfy the minimum tax withholding required by law. State taxes shall be withheld at the appropriate rate set by the state in which the Employee is employed or were last employed by the Corporation. The Employee may elect to surrender previously acquired Common Stock or to have the Corporation withhold Common Stock relating to this Award in an amount sufficient to satisfy all or a portion of the minimum tax withholding required by law.
6. Status of Restricted Stock Units and Common Stock. This Award shall create no fiduciary duty of the Corporation to the Employee, and this Agreement creates only a contractual obligation on the part of the Corporation to deliver shares of the Corporation’s Common Stock (or cash, in the discretion of the Committee), subject to vesting and the other terms and conditions hereof, as provided in the Agreement. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Corporation with respect to this Award and, if any amounts become payable to the Employee pursuant to this Agreement, the Employee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.
7. Securities Laws. The Employee agrees that the Common Stock acquired pursuant to this Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Employee also agrees that, (a) in addition to any legend that the Committee may require under Section 2 herein, the certificate(s)

representing the Common Stock issued pursuant to this Agreement may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (b) the Corporation may refuse to register the transfer of shares of such Common Stock if such proposed transfer would, in the opinion of counsel satisfactory to the Corporation, constitute a violation of any applicable securities law, and (c) that the Corporation may give related instructions to its transfer agent, if any, to stop registration of the transfer of such Common Stock.
8. Employment Relationship. Nothing contained in this Agreement or otherwise shall be construed to confer upon the Employee any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Employee’s employment at any time and for any reason. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Corporation and its determination shall be final.
9. Tax Treatment. This Award is not intended to provide a deferral of compensation under Code Section 409A, and this Agreement shall be so construed and administered. The Corporation intends to report as includible in the Employee’s gross income for any taxable year an amount equal to the fair market value (determined in accordance with Section 6.3 of the Plan) of the Common Stock covered by the Restricted Stock Units that are no longer subject to a substantial risk of forfeiture. In the event that the Corporation reasonably determines that any compensation or benefits payable under this Agreement may be subject to taxation under Code Section 409A, the Committee may adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Code Section 409A or (b) comply with the requirements of Code Section 409A. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Corporation to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement and the Corporation shall have no responsibility for tax consequences to Employee (or his or her beneficiary) resulting from the terms or operation of this Agreement.
10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation and all persons lawfully claiming under the Employee.
11. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail (or by such other method as the Committee may from time to time deem appropriate), return receipt requested, postage prepaid, and addressed, if to the Corporation, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, PA 18773-0016; Attention:                      (or to such different address as the Corporation may designate in writing) or, if to the Employee, at the Employee’s most recent address as shown in the employment or stock records of the Corporation.
12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories. Copies of such signed counterparts may be used in lieu of the originals for any purpose.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.
IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

PENN MILLERS HOLDING CORPORATION		EMPLOYEE

By

	Douglas A. Gaudet President and Chief Executive Officer	(Signature)

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